EXHIBIT 10.1


                         BOARD OBSERVER AGREEMENT

	THIS BOARD OBSERVER AGREEMENT (the "Agreement") dated as of October 13, 2008 (the "Effective Date") is made by and between Scott's Liquid Gold-Inc, a Colorado corporation (the "Company") and Value Fund Advisors, LLC, an Oklahoma limited liability company ("VFA").

                                RECITALS

	A. The Company has outstanding shares of Common Stock (as defined below).

	B. VFA is currently the Beneficial Owner of 1,578,530 shares of the Common Stock. These shares are held by Advisory Clients (as defined below) of VFA.

	C. The Company is willing to have a representative of VFA be a Board Observer as stated in this Agreement. The Company and VFA are willing to enter into this Agreement, including the standstill provisions.

	NOW, THEREFORE, in consideration of the premises, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each party hereto ("Party"), intending to be legally bound, hereby agrees as follows:

                                 ARTICLE I
                       DEFINITIONS AND CONSTRUCTION

	Section 1.1 Certain Definitions. As used in this Agreement, the following terms will have the meanings specified below:

	"Advisory Clients" shall mean those investment clients of VFA on whose behalf VFA Beneficially Owns or may acquire shares of Common Stock.

	"Affiliate" shall mean, with respect to any Person, any other Person controlling, controlled by or under direct or indirect common control with such Person. For the purposes of this definition "control," when used with respect to any specified Person, shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing.

	"Applicable Law" means all applicable provisions of all (a) constitutions, treaties, statutes, laws (including common law), rules, regulations, ordinances or codes of any Governmental Authority, and
(b) orders, decisions, injunctions, judgments, awards and decrees of any Governmental Authority.

	"Beneficially Own" with respect to any securities means having beneficial ownership of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act, as in effect on the date hereof); provided, however, that a Person will be deemed to beneficially own
(and have beneficial ownership of) all securities that such Person has the right to acquire, whether such right is exercisable immediately or with the passage of time or the satisfaction of conditions. The terms "Beneficial Ownership" and "Beneficial Owner" have correlative meanings.

	"Board of Directors" shall mean the board of directors of the Company.

	"Business Day" means a day other than a Saturday, a Sunday, or a day on which banking institutions in the States of Colorado are authorized or obligated by law or required by executive order to be closed.

	"Common Stock" means the common stock of the Company.

	"Derivative Security" shall mean (i) any Voting Securities or any other equity security of the Company, (ii) any securities convertible into, or exchangeable or exercisable for, any Voting Securities or other equity security of the Company or (iii) any obligations measured by the price or value of any shares of capital stock of the Company.

	"Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

	"Governmental Authority" means any federal, state, local or political subdivision, governmental or administrative body, instrumentality, department or agency or any court, administrative hearing body, arbitration tribunal, commission or other similar dispute resolution panel or body, and any other entity exercising executive, legislative, judicial, regulatory or administrative functions of a government.

	"Person" means an individual, a partnership, an association, a joint venture, a corporation, a limited liability company, a business, a trust, any entity organized under Applicable Law, an unincorporated organization or any Governmental Authority.

	"Rights Plan" means the Shareholder Rights Agreement, dated as of February 21, 2001 between the Company and Wells Fargo Bank Minnesota, N.A., as Rights Agent, as it may be amended from time to time, and any extension of such Shareholder Rights Agreement or any replacement shareholder rights agreement whether before or after the expiration of such Shareholder Rights Agreement.

	"SEC" means the Securities and Exchange Commission.

	"Termination Date" shall have meaning ascribed to it in Section
5.1. "VFA Observer" shall have the meaning ascribed to it in Section 3.1.

	"Vote" means, as to any entity, the ability to cast a vote at a stockholders' or comparable meeting of such entity or by a consent with respect to the election of directors or other members of such entity's governing body under ordinary circumstances.

	"Voting Power" means the aggregate number of Votes of the Company outstanding as at such date.

	"Voting Securities" means the Common Stock, any other securities of the Company and its subsidiaries having the right to Vote and any other securities which are convertible into, or exchangeable or exercisable for, securities having the right to Vote.

	Section 1.2 Interpretation and Construction of this Agreement. The definitions in this Agreement will apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun will include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" will be deemed to be followed by the phrase "without limitation." All references herein to articles, Sections and Schedules will be deemed to be references to articles and Sections of, and Schedules to, this Agreement unless the context will otherwise require. The headings of the articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. Unless the context will otherwise require or provide, any reference to any agreement or other instrument or statute or regulation is to such agreement, instrument, statute or regulation as amended and supplemented from time to time (and, in the case of a statute or regulation, to any successor provision).

                                ARTICLE II
                     REPRESENTATIONS AND WARRANTIES

	Section 2.1 Representations and Warranties by VFA. VFA hereby represents and warrants to the Company at the date hereof as follows:

			   (a) VFA has all requisite power and authority to
execute, deliver and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite action of VFA and its Advisory Clients.

			   (b) This Agreement has been duly executed and
delivered by VFA and constitutes a legal, valid and binding obligations of VFA, enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors rights generally or by general principles of equity.

			   (c) No governmental consent, approval, authorization,
license or clearance, or filing or registration with any governmental or regulatory authority, is required in order to permit VFA to perform its obligations under this Agreement, except for such as have been obtained.

			   (d) The shares of Common Stock referenced in
Recital B represent all of the shares of Voting Securities of the Company, if any, which are Beneficially Owned by VFA on the date hereof. VFA does not have the right to Vote shares of Voting Securities of the Company, other than those set forth in Recital B. Neither VFA nor its Advisory Clients has granted any other Person the right to Vote such shares set forth in Recital B.

	Section 2.2 Representations and Warranties by the Company. The Company represents and warrants to VFA at the date hereof as follows:

			   (a) The Company has all requisite corporate power
and authority to execute, deliver and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of the Company.

			   (b) This Agreement has been duly executed and
delivered by the Company and constitutes a legal, value and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency or similar laws affecting creditors rights generally or by general principles of equity.

			   (c) No governmental consent, approval,
authorization, license or clearance, or filing or registration with any governmental or regulatory authority, is required in order to permit the Company to perform its obligations under this Agreement, except for such as have been obtained.

                              ARTICLE III
                            BOARD OBSERVER

	Section 3.1 Observer. The Company grants to VFA the right to designate a non-voting Observer to the Board of Directors ("VFA Observer"), who is mutually acceptable to the Company and VFA. The VFA Observer shall have the right to notice of and attendance at all meetings of the Board of Directors. The VFA Observer shall be entitled to receive and have full access to all information and materials provided to any of the members of the Board of Directors, except where materials are provided only to a committee that has been appointed by the Board of Directors, at the same time as the Board of Directors receive such materials subject to the following limitation: In the event that the matter being considered by the Board of Directors directly concerns a transaction or potential transaction with VFA or any Advisory Client or Affiliate of VFA, the Board of Directors may exclude the VFA Observer from such portion of the Board of Directors meeting and redact such information in materials to the extent provided to VFA. VFA shall enter into the Confidentiality Agreement attached hereto as Schedule 1 and shall cause the VFA Observer to comply with VFA's obligations in the Confidentiality Agreement in the same manner as VFA as if VFA Observer were VFA. Neither VFA nor the VFA Observer will receive any compensation from any Person in regard to the role of VFA Observer or any advice, comments or ideas which may be provided by VFA Observer or VFA.

	Section 3.2 Termination of Observer. This Article III and the right of VFA to an observer at meetings of the Board of Directors shall cease in their entirety (a) when and if VFA is no longer the Beneficial Owner of at least 75% of the total shares of Common Stock listed in Recital B as Beneficially Owned by VFA at the Effective Date and
(b) 30 days after advance written notice by either Party that the Party in its sole discretion chooses to terminate this Article III and such right.

                              ARTICLE IV
                   COVENANTS AND OTHER LIMITATIONS

	Section 4.1 Covenants. Prior to the Termination Date and subject to the further provisions hereof, without the prior written consent of the majority of the entire Board of Directors (excluding any representatives or designees of VFA or any Advisory Client of VFA):

			   (a) VFA will not, and will cause any Affiliate and
any Advisory Client of VFA not to, directly or indirectly, alone or in concert with others, acquire any Voting Securities (except (i) by way of stock dividends or other distributions or offerings made available to holders of voting Securities generally, or (ii) shares referenced in
Section 2.1(d) and acquired from an Affiliate of VFA); provided, however, that nothing in this Agreement shall be deemed to amend the provisions of the Rights Plan.

			   (b) If any of VFA, its Affiliates or its Advisory
Clients is a record holder of Voting Securities or has Voting Power with respect to such Voting Securities, VFA shall, and will cause any such Affiliate and Advisory Clients to, be present, in person or by proxy, at all meetings of shareholders of the Company so that all Voting Securities Beneficially Owned by VFA and any such Affiliate and Advisory Clients may be counted for the purpose of determining the presence of a quorum at such meetings. VFA shall not, and shall cause its Affiliates and Advisory Clients not to, deposit any Voting Securities in a voting trust or subject any Voting Securities to any arrangement or agreement with respect to the voting of such Voting Securities, except those where VFA has or shares Voting Power pursuant to arrangements that exist on the date of this Agreement and that have been publicly reflected in a filing made pursuant to Section 13 of the Exchange Act and, for the avoidance of doubt, excluding the grant of any revocable proxies or consents to the Board of Directors.

			   (c) In addition to the foregoing, VFA will not,
and will cause each of its Affiliates and Advisory Clients not to, directly or indirectly, alone or in concert with others, take any of the following actions:

				 (i) acquire, by purchase or otherwise any
assets of the Company or any of its subsidiaries;

				 (ii) make, effect or commence any tender or
exchange offer, merger or other business combination involving the Company or any of its subsidiaries;

				 (iii) consummate any recapitalization,
restructuring, liquidation, dissolution or other extraordinary transaction with respect to the Company or any of its affiliates;

				 (iv) make, or in any way participate in, any
"solicitation" of "proxies" (as such terms are used in the proxy rules of the SEC) to Vote, or seek to advise or influence any Person with respect to the voting of, any Voting Securities;

				 (v) except for any group of VFA with its
Affiliates and Advisory Clients existing on the date of this Agreement and publicly disclosed in a filing made pursuant to Section 13 of the Exchange Act or with any future controlled Affiliates or Advisory Clients, form, join or in any way participate in a "group" (within the meaning of Section 13(d)(3) of the Exchange Act and Rule 13d-5(b) thereunder) with respect to any Voting Securities; or

				 (vi) disclose any intention, plan or
arrangement inconsistent with the foregoing or take any action which might require the Company to make a public announcement regarding the possibility of an acquisition of securities, a business combination or a merger.

	The foregoing shall not limit the ability of VFA and any of its Affiliates and Advisory Clients to Vote or grant proxies to the Board of Directors with respect to their Voting Securities pursuant to revocable proxies or consents.

                               ARTICLE V
                        TERM AND TERMINATION

	Section 5.1 Termination. The respective covenants and agreements of VFA and the Company contained in this Agreement will continue in full force and effect until the earlier of (a) one year after a right of VFA to a VFA Observer is terminated or relinquished or (b) the tenth anniversary of the Effective Date (the "Termination Date"). Any termination of this Agreement as provided herein will be without prejudice to the rights of any Party arising out of the breach by any other Party of any provision of this Agreement prior to the date of such termination.

                              ARTICLE VI
                            MISCELLANEOUS

	Section 6.1 Remedies. VFA acknowledges and agrees that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the Company shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereby in any court of the United States or any state thereof having jurisdiction, in addition to any other remedy to which the Company may be entitled at law or equity. In the event an action seeking injunctive relief hereunder, the Company shall not be required to post a bond.

	Section 6.2 Notices. All notices, requests and other communications to any Party hereunder will be in writing (including prepaid overnight courier, facsimile transmission or similar writing) and will be given to such Party at its address or facsimile number set forth in this Section 6.2 or at such other address or facsimile number as such Party may hereafter specify in writing. Each such notice, request or other communication will be effective (a) if given by facsimile, when transmitted to the facsimile number specified in this
Section 6.2 and confirmation of receipt is received by the sender,
(b) if given by mail, upon the earlier of actual receipt of three (3) Business Days after deposit in the United States Mail, registered or certified mail, return receipt requested, properly addressed and with proper postage prepaid, (c) one (1) Business Day after deposit with an internationally reputable overnight courier properly addressed and with all charges prepaid or (d) when received, if by any other means:


			The Company:	Scott's Liquid Gold-Inc.
						4880 Havana Street
						Denver CO 80239-0019
						Attn: President and Chief Executive
						       Officer
						Fax: (303) 373-1161

 			with a copy to:	Holland & Hart LLP
						555 17th Street, Suite 3200 Denver,
						 CO 80202
						Attn: Mark R. Levy
						Fax: (303) 295-8261

			VFA:			Value Fund Advisors, LLC
						415 S. Boston, 9th Floor Tulsa,
						 OK 74103
						Attn: Manager
						Fax:_________________

	The Parties will promptly notify each other in the manner provided in this Section 6.2 of any change of any change in their respective addresses. A notice of change of address will not be deemed to have been given until received by the addressee. Communications by facsimile also will be sent concurrently by mail, but will in any event be effective as stated above.

	Section 6.3 Expenses. The Company and each Stockholder will each pay its own expenses with respect to this Agreement.

	Section 6.4 Assignment. No Party will assign this Agreement or any rights, interests or obligations hereunder, or delegate performance of any of its obligations hereunder, without the prior written consent of each of the other parties.

	Section 6.5 Entire Agreement. This Agreement embodies the entire agreement and understanding of the Parties in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the Parties with respect to such subject matter.

	Section 6.6 Waiver, Amendment, etc. This Agreement may not be amended or supplemented, and no waivers of or consents to departures from the right under this Agreement will operate as a waiver thereof, nor will any single or partial exercise of any right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power.

	Section 6.7 Binding Agreement; No Third Party Beneficiaries. This Agreement will be binding upon and inure to the benefit of the Parties and their successors and permitted assigns. Nothing expressed or implied herein is intended or will be construed to confer upon or to give to any third party any rights or remedies by virtue hereof.

	Section 6.8 Governing Law; Exclusive Jurisdiction; Service of Process. This Agreement will be governed by and construed in accordance with the internal laws of the State of Colorado, without regard to conflicts of laws principles.

	Section 6.9 Severability. The invalidity or unenforceability of any provision hereof in any jurisdiction will not affect the validity or enforceability of the remainder hereof in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction. To the extent permitted by Applicable Law, each Party waives any provision of Applicable Law that renders any provision hereof prohibited or unenforceable in any respect. If any provision of this Agreement is held to be unenforceable for any reason, it will be adjusted rather than voided, if possible, in order to achieve the intent of the Parties to the extent possible.

	Section 6.10 Public Statements or Releases. Neither the Company nor VFA shall make any public announcement with respect to the existence or terms of this Agreement without the prior approval of the other Party, which shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, nothing in this Section 6.10 shall prevent either Party from making any public announcement it considers necessary in order to satisfy its obligations under the law or under the rules of any national securities exchange or market, provided such Party, to the extent practicable, provides the other Party with an opportunity to review and comment on any proposed public announcement before it is made.

	Section 6.11 Venue. Any cause of action for a breach or enforcement of, or a declaratory judgment respecting, this Agreement may be commenced and maintained in the United States District Court for the Northern District of Oklahoma or for the District of Colorado, the applicable Oklahoma state trial court sitting in Tulsa, Oklahoma and having subject matter jurisdiction or the applicable Colorado State trial court sitting in Denver, Colorado and having subject matter jurisdiction. Each of the Parties consents to the jurisdictions of such courts (and of the appropriate appellate courts) in any action or proceeding concerning this Agreement and waives any objections to such venues. Process in any action or proceeding referred to in this paragraph may be served on any Party anywhere in the world.

	Section 6.12 Counterparts. This Agreement may be executed in one or more counterparts each of which when so executed and delivered will be deemed an original but all of which will constitute one and the same Agreement.

	The Company and VFA have caused their respective duly authorized officers or manager to execute this Agreement as of the day and year first above written.

                                SCOTT'S LIQUID GOLD-INC.

                                By:	/s/ Mark E. Goldstein
						Mark E. Goldstein
						President and Chief Executive Officer

                                VALUE FUND ADVISORS, LLC

                                By:	/s/ Charles M. Gillman
						Charles M. Gillman
						Manager



                             SCHEDULE 1
                     CONFIDENTIALITY AGREEMENT